UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE ADT CORPORATION

(Exact name of registrant as specified in its charter)

7381

(Primary Standard Industrial Classification Code Number)

Delaware

(State or other jurisdiction of incorporation or organization)

45-4517261

(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(561) 988-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy J. Whall

President and Chief Executive Officer

The ADT Corporation

1501 Yamato Road

Boca Raton, Florida 33431

(561) 988-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Copy to:

Tracey A. Zaccone

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

(212) 373-3085

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of The ADT Corporation (the “Company”) on Form S-3ASR (Registration No. 333-192447), filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2013 (the “Registration Statement”). The Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

On May 2, 2016, the Company completed the merger contemplated by the Agreement and Plan of Merger, dated as of February 14, 2016 (the “Merger Agreement”), by and among the Company, Prime Security Services Borrower, LLC, a Delaware limited liability company (“Prime”), Prime Security One MS, Inc., a Delaware corporation and a wholly owned subsidiary of Prime (“Merger Sub”), and, solely for the purposes of Article IX thereunder, Prime Security Services Parent, Inc., a Delaware corporation and Prime Security Services TopCo Parent, L.P., a Delaware limited partnership. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Prime.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective time of the Merger, if any.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 9, 2016. The following person is signing this Post-Effective Amendment No. 1 on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

THE ADT CORPORATION

By:	/s/ Timothy J. Whall
Name:	Timothy J. Whall
Title:	President and Chief Executive Officer

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